UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2010 (May 10, 2010)

ADVAXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

00028489	02-0563870
(Commission File Number)	(IRS Employer Identification Number)
Technology Centre of New Jersey
675 Rt. 1, Suite B113
North Brunswick, N.J. 08902
(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 545-1590

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 10, 2010, Advaxis, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Numoda Purchase Agreement”) with Numoda Capital Innovations, LLC (“NCI”) pursuant to which the Company agreed to issue 3,500,000 shares of its common stock to NCI, at a price per share of $0.17, in satisfaction of $595,000 of services rendered to the Company by Numoda Corporation.  The Company has agreed to register such shares of common stock within 120 days of May 10, 2010.

The description of the Numoda Purchase Agreement is qualified in its entirety by reference to the Numoda Purchase Agreement, a form of which is attached hereto as Exhibit 10.1 and incorporated by reference herein in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

On May 13, 2010, the Company issued and sold 139 shares of non-convertible, redeemable Series A preferred stock (“Series A Preferred Stock”) to Optimus Life Sciences Capital Partners LLC (the “Investor”) pursuant to the terms of a Preferred Stock Purchase Agreement between the Company and the Investor dated September 24, 2009 (the “Optimus Purchase Agreement”).  The aggregate purchase price for the shares of Series A Preferred Stock was $1.39 million.  No more shares of Series A Preferred Stock remain available for sale under the Optimus Purchase Agreement.  The shares of Series A Preferred Stock described above are being offered and sold in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

The information in Item 1.01 and 8.01 is incorporated herein by reference.

Item 8.01 Other Events.

In connection with the issuance by the Company of the Series A Preferred Stock described above, an affiliate of the Investor exercised a warrant to purchase 7,607,000 shares of the Company’s common stock at an exercise price of $0.18 per share.  The Company and the Investor also agreed to waive certain terms and conditions in the Optimus Purchase Agreement and such warrant in order to permit the affiliate of the Investor to exercise such warrant and acquire beneficial ownership of more than 4.99% of the Company’s common stock on the date of exercise.  As permitted by the terms of such warrant, the aggregate exercise price of $1,369,260 received by the Company is payable pursuant to a 4 year full recourse promissory note bearing interest at the rate of 2% per year.  In addition, in connection with the foregoing issuance by the Company of the Series A Preferred Stock, the Company issued an additional warrant to an affiliate of the Investor (the “Additional Warrant”) to purchase up to 2,818,000 shares of the Company’s common stock at an exercise price of $0.18 per share, subject to customary anti-dilution adjustments as provided in the Additional Warrant.  The exercise price of the Additional Warrant may be paid (at the option of the Investor) in cash or by the Investor’s issuance of a four-year, full-recourse promissory note, bearing interest at 2% per annum, and secured by specified portfolio of assets owned by the Investor.  The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the public resale of shares issuable upon exercise of the Additional Warrant no later than June 24, 2010 and use commercially reasonable efforts to cause such registration statement to become effective as soon as possible thereafter.  The Additional Warrant is exercisable through the third anniversary of the effective date of such registration statement.

Item 9.01 Financial Statements and Exhibits.

Number	Description

4.1	Form of Common Stock Purchase Warrant.
10.1	Form of Stock Purchase Agreement dated May 10, 2010 between the Company and Numoda Capital Innovations, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advaxis, Inc.

Dated: May 14, 2010	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum
Chief Financial Officer and Secretary

SIGNATURES

Number	Description

4.1	Form of Common Stock Purchase Warrant.
10.1	Form of Stock Purchase Agreement dated May 10, 2010 between the Company and Numoda Capital Innovations, LLC.